                                                             Page 12 of 13 Pages

                                   EXHIBIT A

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the state on Schedule 13D with respect to the Common Stock of UroMed Corporation dated June 11, 1996 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  June 11, 1996
                                       SOROS CAPITAL, L.P.

                                       By: Steven J. Gilbert
                                           Managing General Partner

                                       By:
                                           -------------------------------------
                                           John D. McEvoy
                                           Attorney-in-Fact

                                       STEVEN J. GILBERT

                                       By:
                                           -------------------------------------
                                           John D. McEvoy
                                           Attorney-in-Fact